Exhibit 3

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
HERSHEY FOODS CORPORATION

————

Hershey Foods Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        1.       The Board of Directors of the Corporation, at a meeting duly convened and held on February 15, 2005, adopted resolutions proposing and declaring it advisable and in the best interests of the Corporation that the Restated Certificate of Incorporation of the Corporation be amended as follows:

(a) Article First of the Restated Certificate of Incorporation is amended in its entirety by substituting in lieu thereof the following:

FIRST. Name.

The name of the Corporation is The Hershey Company.

        (b)       Article Fourth, the first two sentences of subparagraph A, subparagraph A1, and subparagraph A2 of the Restated Certificate of Incorporation are amended in their entirety by substituting in lieu thereof the following:

FOURTH. Capital Stock.

        A.        Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,055,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

1. 900,000,000 shares of Common Stock, one dollar ($1.00) par value (hereinafter the “Common Stock”).

2. 150,000,000 shares of Class B Common Stock, one dollar ($1.00) par value (hereinafter the “Class B Common Stock”).

        2.       Thereafter, pursuant to resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held on April 19, 2005, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendments.

3. The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Richard H. Lenny, its Chairman, President and Chief Executive Officer, the 19th day of April 2005.

                 HERSHEY FOODS CORPORATION

By:     /s/Richard H. Lenny
Richard H. Lenny,
           Chairman, President and
          Chief Executive Officer

2

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
HERSHEY FOODS CORPORATION

————

                              Hershey Foods Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                              FIRST: That the Board of Directors of the Corporation at a meeting duly convened and held on February 10, 1988, adopted resolutions proposing and declaring it advisable and in the best interests of the Corporation that Subparagraph D of the Fourth paragraph of the Restated Certificate of Incorporation of the Corporation be amended to read as follows:

                              “FOURTH:    Capital Stock.

D. Issuance of the Common Stock and the Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law, provided, however, that, subject to the provisions of subparagraph B.7 of this paragraph FOURTH, the approval of Hershey Trust Company (a Pennsylvania corporation), as Trustee for Milton Hershey School (a Pennsylvania not-for-profit corporation), under Deed of Trust dated November 15, 1909, or any successor to Hershey Trust Company as Trustee for Milton Hershey School, or Milton Hershey school, as appropriate, shall be obtained prior to the Board of Directors of the Corporation authorizing the issuance of any shares of the Common Stock or the Preferred Stock, or taking any other action, which would cause said Hershey Trust Company, successor Trustee, or Milton Hershey School to cease to be able at any time (either at a meeting of stockholders or by written consent) to cast a majority of the votes entitled to be cast with regard to any matter upon which the Class B Common Stock is entitled to vote either separately as a class or together with any other class. At any time shares of the Class B Common Stock are outstanding, the Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock and in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of the Class B Common Stock."

                              SECOND:        That thereafter, pursuant to resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held on April 25, 1988, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the said amendment.

                              THIRD:        That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Hershey Foods Corporation has caused this certificate to be signed by Richard A. Zimmerman, its Chairman and Chief Executive Officer, and attested by William Lehr, Jr., its Secretary, this 25th day of April, 1988.

ATTEST:	HERSHEY FOODS CORPORATION

By: /s/ William Lehr, Jr.	By: /s/ Richard A. Zimmerman
William Lehr, Jr.	Richard A. Zimmerman
Secretary	Chairman and Chief Executive Officer

(SEAL)

(10011)

2

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
HERSHEY FOODS CORPORATION

————

Hershey Foods Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

    1.                The Board of Directors of the Corporation, at a meeting duly convened and held on February 11, 1987, adopted resolutions proposing and declaring it advisable and in the best interests of the Corporation that the Restated Certificate of Incorporation of the Corporation be amended as follows:

    (a)       The first two sentences of the subparagraph A and the first sentence of subparagraph A1 of the Fourth Article of the Restated Certificate of Incorporation are amended by substituting in lieu thereof the following:

    A.       Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 530,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

1. 450,000,000 shares of Common Stock, one dollar ($1.00) par value (hereinafter the “Common Stock”).

    (b)       The Sixth Article of the Restated Certificate of Incorporation is amended by re-lettering the current subparagraphs B and C of said Article to C and D, respectively, and adding a new subparagraph B as follows:

    B.       To the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may be amended from time to time, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to or at the time of such repeal or modification.

    2.       Thereafter, pursuant to resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held on April 27, 1987, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendments.

3. The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Hershey Foods Corporation has caused this Certificate to be signed by Richard A. Zimmerman, its Chairman and Chief Executive Officer, and attested by William Lehr, Jr., its Secretary, the 27th day of April, 1987.

ATTEST:	HERSHEY FOODS CORPORATION

By: /s/ William Lehr, Jr.	By: /s/ Richard A. Zimmerman
William Lehr, Jr.	Richard A. Zimmerman
Secretary	Chairman and Chief Executive Officer

2

RESTATED
CERTIFICATE OF INCORPORATION
OF
HERSHEY FOODS CORPORATION
(under Section 245 of the Delaware General Corporation Law)

————

Hershey Foods Corporation (the “Corporation”) was originally incorporated as Hershey Chocolate Corporation. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 24, 1927. This Restated Certificate of Incorporation was proposed to the stockholders of the Corporation by the Board of Directors on August 25, 1984, and duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, as amended, by an affirmative vote of the holders of at least a majority of all outstanding stock entitled to vote at a meeting of stockholders of the Corporation held at Hershey, Pennsylvania on October 9, 1984. The Restated Certificate of Incorporation as previously and herewith amended is hereby restated to read in its entirety as follows:

FIRST: Name.

The name of the Corporation is HERSHEY FOODS CORPORATION.

SECOND: Registered Office and Agent.

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: Purpose and Business.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law and to conduct and promote any business in connection therewith.

FOURTH: Capital Stock.

A. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 230,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

         1.      150,000,000 shares of Common Stock, one dollar ($1.00) par value (hereinafter the “Common Stock”). Upon the filing of this Restated Certificate of Incorporation, each issued share of common stock without par value of the Corporation, including the 31,337,112 shares of said common stock without par value outstanding as of said filing date, and including also any shares of said common stock without par value held in treasury by the Corporation, shall, without any action on the part of the respective holders thereof, be reclassified as and changed into one share of Common Stock, and the amount of capital represented by such shares of Common Stock in the aggregate shall be the same as the aggregate amount of capital represented by the shares of common stock without par value so reclassified and changed.

2. 75,000,000 shares of Class B Common Stock, one dollar ($1.00) par value (hereinafter the “Class B Common Stock”).

3. 5,000,000 shares of Preferred Stock, one dollar ($1.00) par value (hereinafter the “Preferred Stock”).

B. Powers and Rights of the Common Stock and the Class B Common Stock.

         1.      Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock and the holders of any outstanding shares of the Class B Common Stock shall vote together without regard to class, and every holder of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name, and every holder of any outstanding shares of the Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of the Class B Common Stock standing in his name, provided that at such time as shares of the Class B Common Stock become outstanding, holders of the Common Stock, voting separately as a class with each holder of the outstanding shares of the Common Stock being entitled to one (1) vote in person or by proxy for each share of the Common Stock standing in his name, shall have the right to elect that number of directors so that one-sixth (calculated to the nearest whole number, rounding a fractional number of five-tenths (.5) to the next highest whole number) of the total number of directors of the Corporation fixed from time to time by, or in the manner provided for in, the By-laws of the Corporation, shall have been elected by the holders of the Common Stock. With respect to any proposed amendment to this Restated Certificate of Incorporation which would increase or decrease the number of authorized shares of either the Common Stock or the Class B Common Stock, increase or decrease the par value of the shares of the Common Stock or the Class B Common Stock, or alter or change the powers, preferences, relative voting power or special rights of the shares of the Common Stock or the Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class B Common Stock voting together without regard to class as hereinbefore provided.

2. Board of Directors

        a.       Number. The Board of Directors shall consist of at least three members, at least one of whom shall be electable by the holders of the Common Stock voting separately as a class as hereinbefore provided.

        b.       Standing and Term. All directors, whether elected by the holders of both the Common Stock and the Class B Common Stock voting together or the Common Stock voting separately as a class, shall have equal standing, serve terms of equal duration and have equal voting powers.

        c.       Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the remaining directors then in office, even though less than a quorum.

        d.       Removal. Directors elected or electable (in the case of vacancies or newly created directorships filled by the remaining directors) by the holders of the Common Stock and the Class B Common Stock voting together without regard to class may be removed, with or without cause, only by the vote or consent of a majority of the votes then entitled to be cast by the holders of the Common Stock and Class B Common Stock, voting together without regard to class. Directors separately elected or electable (in the case of vacancies or newly created directorships filled by the remaining directors) by the holders of the Common Stock may be removed, with or without cause, only by the vote or consent of a majority of the votes then entitled to be cast by the holders of the Common Stock, voting separately as a class.

        e.       Common Stock Directorships Designation. At the time shares of the Class B Common Stock shall first become outstanding, the Board of Directors shall designate one-sixth (calculated to the nearest whole number, rounding a fractional number of five-tenths

(.5) to the next highest whole number) of the then authorized number of directorships as directorships to be elected by the separate class vote of the holders of the Common Stock at the next meeting of stockholders at which directors are to be elected. Any director filling such a designated directorship shall hold office until his successor is elected and qualified or until his earlier resignation, death or removal.

3. Dividends and Distributions.

        a.       Cash Dividends. At any time shares of the Class B Common Stock are outstanding, as and when cash dividends may be declared by the Board of Directors, the cash dividend payable on shares of the Common Stock shall in all cases be ten percent (10%) higher on a per share basis than the cash dividend payable on shares of the Class B Common Stock. For purposes of calculating the cash dividend to be paid on shares of the Common Stock and the Class B Common Stock, the amount of the cash dividend declared and payable on shares of the Common Stock, determined in accordance with this provision, may be rounded up to the next highest half cent or fraction thereof.

        b.      Other Dividends and Distributions. Each share of the Common Stock and each share of the Class B Common Stock shall be equal in respect of rights to dividends (other than cash) and distributions, when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation other than the Preferred Stock, including distributions pursuant to stock split-ups or divisions, which occur after the date shares of the Class B Common Stock are first issued by the Corporation, only shares of the Common Stock shall be distributed with respect to the Common Stock and only shares of the Class B Common Stock shall be distributed with respect to the Class B Common Stock.

        4.      Other Rights. Except as otherwise required by the Delaware General Corporation Law or as otherwise provided in this Restated Certificate of Incorporation, each share of the Common Stock and each share of the Class B Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

5. Issuance of the Class B Common Stock.

        a.      Initial Issuance. The Board of Directors may authorize by resolution the manner in which shares of the Class B Common Stock shall initially be issued and may set such terms and conditions as it deems appropriate or advisable with respect thereto, without any vote or other action by the stockholders, except as otherwise required by law. Such initial issuance shall only be to the then holders of the Common Stock.

        b.      Subsequent Issuance. Following initial issuance, the Board of Directors may only issue shares of the Class B Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of the Class B Common Stock and only to the then holders of the outstanding shares of the Class B Common Stock in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of the Common Stock.

         6.      Conversion of the Class B Common Stock. Each share of the Class B Common Stock may at any time be converted at the election of the holder thereof into one fully paid and nonassessable share of the Common Stock. Any holder of shares of the Class B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder’s discretion. Such right shall be exercised by the surrender of the certificate representing each share of the Class B Common Stock to be converted to the agent for the registration of transfer of shares of the Class B Common Stock at its office, or to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the transfer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of the

Common Stock upon conversion of shares of the Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of the Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of the Class B Common Stock and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of the Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of the Class B Common Stock (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of the Class B Common Stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of the Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of the Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of the Class B Common Stock; provided, however, that if any shares of the Class B Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of the Class B Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or other distribution payable to holders of the Common Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of the Class B Common Stock, such number of shares of the Common Stock as may be issuable upon the conversion of all such outstanding shares of the Class B Common Stock, provided, the Corporation may deliver shares of the Common Stock which have previously been exchanged for shares of the Class B Common Stock or which are held in the treasury of the Corporation for shares of the Class B Common Stock to be converted. If any shares of the Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of the Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list shares of the Common Stock required to be delivered upon conversion prior to such delivery upon any national securities exchange or national market system on which the outstanding shares of the Common Stock may be listed at the time of such delivery. All shares of the Common Stock which may be issued upon conversion of shares of the Class B Common Stock will, upon issue, be fully paid and nonassessable.

7. Duration of Class Rights and Powers. At any time when:

        a.      Hershey Trust Company (a Pennsylvania corporation), as Trustee for Milton Hershey School (a Pennsylvania not-for-profit corporation) under Deed of Trust dated November 15, 1909, or any successor to Hershey Trust Company as Trustee for Milton Hershey School, or Milton Hershey School, ceases to hold (1) more than fifty percent (50%) of the outstanding shares of the Class B Common Stock at a time when shares of such class are outstanding and (2) at least fifteen percent (15%) of the total number of shares of the Common Stock and the Class B Common Stock outstanding; or

b. there shall be only shares of either the Common Stock or shares of the Class B Common Stock outstanding;

any shares of the Class B Common Stock which are then outstanding shall, without any action by the Board of Directors or the holder or holders thereof, automatically convert into and become for all purposes shares of the Common Stock, and the provisions of this Certificate of Incorporation which provide for different voting or cash dividend rights for the Common Stock and the Class B Common Stock shall not be of any effect. All shares of either or both the Common Stock or the Class B Common Stock which are then outstanding shall have equal and general voting power in the election of directors and in all other matters upon which stockholders of the Corporation are entitled to vote or give consent, even if at such time there shall have been fixed by the Board of Directors a record date for voting at any meeting of stockholders. If any cash dividends shall have been declared at such time but not paid, holders of the Class B Common Stock shall be entitled to the same cash dividend payable to holders of the Common Stock, and future cash dividends, as and when declared, shall be payable at the same rate for all shares of the one class of Common Stock then outstanding. The Board of Directors is hereby authorized to take such actions, consistent with the Delaware General Corporation Law, as it deems appropriate or advisable with respect to the replacement of certificates then outstanding evidencing ownership of the Class B Common Stock, or otherwise, in order to carry into effect the foregoing provisions.

C. Preferred Stock. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed by the Board of Directors in its sole discretion, authority so to do being hereby expressly vested in such Board.

D. Issuance of the Common Stock and the Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. At any time shares of the Class B Common Stock are outstanding, the Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock and in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of the Class B Common Stock.

FIFTH: Term of Existence.

The Corporation is to have perpetual existence.

SIXTH: Management of the Business of the Corporation.

The following provisions are adopted for the management of the business and for the conduct of the affairs of the Corporation and for further creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall have and may exercise all the powers of the Corporation, without any action of or by the stockholders, except as otherwise provided by the Delaware General Corporation Law, this Restated Certificate of Incorporation or the By-laws.

B. The Board of Directors shall have and may exercise the power to adopt, amend or repeal the By-laws.

C. Elections of directors of the Corporation need not be by written ballot, except to the extent provided for in the By-laws.

SEVENTH: Amendment.

The Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights herein conferred on officers, directors and stockholders are granted subject to this reservation.

IN WITNESS WHEREOF, HERSHEY FOODS CORPORATION has caused this Restated Certificate of Incorporation to be executed by W. E. C. Dearden, its Chairman of the Board of Directors, to be attested to by W. Lehr, Jr., its Secretary, and its corporate seal to be affixed hereto this 9th day of October, 1984.

ATTEST:	HERSHEY FOODS CORPORATION

By: /s/ William Lehr, Jr.	By: /s/ W.E.C. Dearden
William Lehr, Jr.	W.E.C. Dearden
Secretary	Chairman of the Board of Directors

(Corporate Seal)